Exhibit 99.2

Wood Resources LLC
Southeast Operations

Combined Financial Statements
as of December 31, 2011, December 30, 2012,
and June 30, 2013 (unaudited)
and for the year ended
December 30, 2012 and
for the six months ended July 1, 2012
and June 30, 2013 (unaudited)

Index to Combined Financial Statements

Independent Auditor's Report	1
Combined Statements of Assets and Liabilities	2
Combined Statements of Income and Comprehensive Income	3
Combined Statements of Cash Flows	4
Notes to Combined Financial Statements	5

Independent Auditor's Report

To the Board of Managers of Wood Resources LLC
We have audited the accompanying combined financial statements of Chester Wood Products LLC and Moncure Plywood LLC (the "Southeast Operations"), which comprise the combined statements of assets and liabilities as of December 30, 2012 and December 31, 2011, and the related combined statements of income and comprehensive income and of cash flows for the year ended December 30, 2012.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the preparation and fair presentation of the combined financial statements of the Southeast Operations in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Southeast Operations' internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Southeast Operations at December 30, 2012 and December 31, 2011, and the results of their operations and their cash flows for the year ended December 30, 2012 in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

May 9, 2013
Portland, Oregon

Wood Resources LLC Southeast Operations Combined Statements of Assets and Liabilities As of December 31, 2011, December 30, 2012, and June 30, 2013 (unaudited)

	December 31, 2011	December 30, 2012	June 30, 2013 (unaudited)

Current assets:
Trade accounts receivables, net	$4,321	$5,317	$6,365
Other receivables	30	4	6
Inventories	6,898	6,292	6,941
Prepaid expenses and other current assets	270	324	304
Total current assets	11,519	11,937	13,616
Property, plant and equipment, net	8,090	9,544	10,461
Total Assets	$19,609	$21,481	$24,077

Current liabilities:
Accounts payable	$4,700	$3,200	$4,693
Book overdraft	1,513	2,151	2,290
Accrued liabilities	1,331	1,449	909
Accrued compensation	1,401	1,353	1,542
Current portion of capital lease obligation	—	52	46
Total current liabilities	8,945	8,205	9,480
Long term capital lease obligation	—	28	9
Total Liabilities	8,945	8,233	9,489

Commitments and contingencies (Note 8)

Parent's equity:
Paid-in capital	40,132	40,132	40,132
Due from parent	(9,729)	(22,861)	(34,322)
(Accumulated deficit) Retained earnings	(19,739)	(4,023)	8,778
Total parent's equity	10,664	13,248	14,588
Total liabilities and parent's equity	$19,609	$21,481	$24,077

Dollar amounts in thousands.
The accompanying notes are an integral part of these combined financial statements.

Wood Resources LLC Southeast Operations Combined Statements of Income and Comprehensive Income For the year ended December 30, 2012, and six months ended July 1, 2012, and June 30, 2013 (unaudited)

	For the year ended December 30, 2012	Six months ended July 1, 2012 (unaudited)	Six months ended June 30, 2013 (unaudited)

Revenues	$131,090	$65,313	$75,652
Cost of goods sold:
Materials and operations	105,477	52,757	57,462
Depreciation	3,234	1,571	1,666
Cost of goods sold	108,711	54,328	59,128
Gross profit	22,379	10,985	16,524
Direct selling, general, and administrative	4,394	2,288	2,456
Capital lease interest expense	7	1	2
Interest income	—	—	(47)
Allocated corporate overhead	2,262	947	1,312
Net income and comprehensive income	$15,716	$7,749	$12,801
Dollar amounts in thousands.
The accompanying notes are an integral part of these combined financial statements.

Wood Resources LLC Southeast Operations Combined Statements of Cash Flow For the year ended December 30, 2012, and six months ended July 1, 2012, and June 30, 2013 (unaudited)

	For the year ended December 30, 2012	Six months ended July 1, 2012 (unaudited)	Six months ended June 30, 2013 (unaudited)

Operating activities:
Net income	$15,716	$7,749	$12,801
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,234	1,571	1,666
Changes in operating assets and liabilities
Increase in accounts receivable	(996)	(2,019)	(1,048)
Decrease/(Increase) in other receivables	26	26	(2)
Decrease/(Increase) in Inventory	606	467	(649)
Decrease in prepaid expenses and other assets	(54)	32	20
(Decrease)/Increase in accounts payable and accrued liabilities	(1,382)	(841)	953
Increase in book overdraft	638	370	139
(Decrease)/Increase in accrued compensation	(48)	(201)	189
Net cash provided by operating activities	17,740	7,154	14,069

Investing activities:
Capital expenditures, net	(4,576)	(1,051)	(2,583)
Increase in amounts due from parent	(13,132)	(6,096)	(11,461)
Net cash (used in) investing activities	(17,708)	(7,147)	(14,044)

Financing activities:
Principal payments on capital lease obligations	(32)	(7)	(25)
Net cash (used in) financing activities	(32)	(7)	(25)

Change in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of period	—	—	—
Cash and cash equivalents at end of period	$—	$—	$—
Dollar amounts in thousands.
The accompanying notes are an integral part of these combined financial statements.

NOTES TO COMBINED FINANCIAL STATEMENTS
NOTE 1 - Background and Basis of Presentation
Wood Resources LLC ("Parent") is a leading manufacturer and producer of softwood and specialty grade hardwood plywood products whose southeast operations consists of Chester Wood Products LLC ("Chester") and Moncure Plywood LLC ("Moncure") collectively "Southeast Operations" operating in the southern United States.
The accompanying combined financial statements present, in conformity with accounting principles generally accepted in the United States of America, the combined statements of assets and liabilities as of December 31, 2011, December 30, 2012 and June 30, 2013 and the statements of income and comprehensive income and of cash flows related to the fiscal year ended December 30, 2012 and the six months ended July 1, 2012 and June 30, 2013.
The accompanying combined statement of assets and liabilities as of June 30, 2013 and the combined statements of income and comprehensive income and of cash flows for the six months ended July 1, 2012 and June 30, 2013 are unaudited.  The unaudited interim combined financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the Southeast Operations' financial position as of June 30, 2013 and results of operations and cash flows for the six months ended July 1, 2012 and June 30, 2013.  The financial data and the other information disclosed in these notes to the consolidated financial statements related to June 30, 2013 and these six month periods are unaudited. The results of operations for the six months ended June 30, 2013 are not necessarily indicative of the results to be expected for the year ended December 31, 2013 or for any other interim periods or other future year.
The accompanying combined financial statements are presented on a "carve-out basis" and include the 2012 operations of the Southeast Operations. Accordingly, Parent's equity is presented in lieu of stockholder's equity in the combined balance sheet. Parent's equity consists of Paid in capital, Due from parent, and Retained earnings (Accumulated deficit). The Due from parent is the net effect of the Southeast Operations cash receipts collected by Parent exceeding the Southeast Operations cash disbursement made by Parent. The Parent maintains certain assets and liabilities related to Southeast Operations as well as other subsidiaries, including but not limited to, cash, financing, and debt. With the exception of book overdraft, no assets or liabilities have been allocated to the Southeast Operations.
All assets of the Parent and its subsidiaries are pledged as collateral to the Parent's senior lender and holders of subordinated debt held by the Parent's equity holders. Parent's debt as of December 30, 2012 was $3.9 million to Parent's senior lender and $63.5 million to Parent's equity holders. For the year ended December 30, 2012, the Parent incurred $0.3 million of interest expense to senior lender and $12.2 million of interest expense to debt held by Parent's equity holders. As of June 30, 2013, Parent's debt was $0.0 million to Parent's senior lender and $66.0 million to Parent's equity holders. For the six months ended June 30, 2013, the Parent incurred $0.1 million of interest expense to senior lender and $6.4 million of interest expense to debt held by Parent's equity holders.
All significant intercompany transactions and accounts have been eliminated between Chester and Moncure.
The combined statements of income and comprehensive income include all revenues and direct costs attributable to the Southeast Operations as well as indirect corporate overhead costs which includes the Parent's general and administrative costs. Interest expense related to debt is expensed at the Parent and has not been allocated to the Southeast Operations and is not included in these combined financial statements.
All of the allocations of direct expenses and estimates in the combined financial statements are based on assumptions and methods that management of Wood Resources believes are reasonable. The Parent allocates indirect overhead costs to its subsidiaries based upon the subsidiary's percentage of capital employed and gross revenues.
The Southeast Operations operate in one segment, as a producer and distributor of wood products.

NOTE 2 - Summary of Significant Accounting Policies
Fiscal Accounting Year
In 2012, the Southeast Operations adopted a 52/53 week fiscal year. The new fiscal year will end on the Sunday nearest December 31 of each year. For 2012, the year began on January 1, 2012 and ended on December 30, 2012. The change in fiscal accounting year has no material impact on the comparability of the combined statement of assets and liabilities.
Use of Estimates
The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates consist primarily of the allowance for doubtful accounts, accrued expenses, contingencies, and the useful lives and valuation of long-lived assets, including machinery and equipment. The Southeast Operations bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances at the time. Actual amounts could differ from estimates under different assumptions or conditions.
Cash and Cash Equivalents
The Parent processes all cash receipts and disbursements for the Southeast Operations with an offsetting entry to the Parent's investment in the Southeast Operations. As a result, no cash is presented on the combined statements of assets and liabilities.
Trade Accounts Receivable
Trade accounts receivable are stated at amounts believed by management to be net realizable value, net of estimated cash discounts based on payment terms. Credit is extended to customers based on an evaluation of credit reports, payment practices and, in most cases, financial condition. The Southeast Operations provides for doubtful accounts based upon past history and considers economic circumstances surrounding particular customers. During 2012, the Southeast Operations incurred $0.2 million of bad debt expense. For the six months ended June 30, 2013, $30 thousand of bad debt expense was incurred. The Southeast Operations writes off accounts receivable when it becomes apparent the amounts will not be collected. The allowance for doubtful accounts was $0.5 million at December 31, 2011 and $0.7 million at December 30, 2012. As of June 30, 2013, the allowance for doubtful accounts was $0.6 million. Accounts receivable are considered past due when payment has not been received within the standard payment terms.
On December 31, 2011, no customers exceeded 10% of the combined accounts receivable balance. On December 30, 2012, one customer accounted for 25% of the combined accounts receivable balance. On June 30, 2013, one customer accounted for 20% of the combined accounts receivable balance.
Inventories
Inventories are recorded at the lower of average cost or market and include all costs directly associated with the production process: materials, labor and production overhead.
Property, Plant and Equipment
Property, plant and equipment is recorded at cost, less accumulated depreciation. Leased capitalized land improvements are amortized over the term of the lease or estimated life, whichever is shorter. Improvements and replacements of assets are capitalized, while maintenance costs are expensed. Depreciation is provided at rates based on the estimated useful lives of the assets using the straight-line method as follows:

Years
Buildings	25
Land improvements	Shorter of 20 years or the remaining lease term
Machinery and equipment	7
Office furniture and fixtures	7
Computer equipment	3

Impairment of Long-Lived Assets
Southeast Operations examines the carrying value of its long-lived assets to determine whether there are any potential impairment losses. If indicators of impairment were present for assets used in operations and undiscounted future cash flows were not expected to be sufficient to recover the assets carrying amount, an impairment loss would be charged to expense in the period identified. An impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value.
Revenue Recognition and Shipping and Handling Expenses
Revenues are recognized upon shipment when persuasive evidence of an arrangement exists, the sales price is fixed and determinable, and the customer takes title and assumes the risks and rewards of ownership. Shipping and handling revenues are included as a component of revenues and shipping and handling expenses are included in cost of goods sold. Sales of residuals or by-products are also included as a component of revenues.
Income Taxes
No provision has been made for federal or state income taxes since the Parent's consolidated net income or loss (subject to certain limitations) is allocated directly to its members and the Southeast Operations are treated as disregarded entities.
Subsequent events have been evaluated through May 9, 2013, which is the date the audited financial statements were issued. Subsequent events have been evaluated through September 27, 2013, which is the date the six-month interim financial statements were issued.

NOTE 3 - Inventories
Inventories by component are as follows (dollars in thousands):

	December 31, 2011	December 30, 2012	June 30, 2013 (unaudited)
Plywood - finished goods	$1,628	$1,157	$1,723
Logs	1,814	1,843	1,382
Veneer and work-in-process	823	427	823
Raw materials	234	184	196
Spare parts, supplies, and materials	2,399	2,681	2,817
	$6,898	$6,292	$6,941

NOTE 4 - Property, Plant and Equipment
Property, plant and equipment components are as follows (dollars in thousands):

	December 31, 2011	December 30, 2012	June 30, 2013 (unaudited)
Land and improvements	$896	$896	$896
Buildings	2,753	2,753	2,753
Machinery and equipment	42,564	46,369	46,470
Office furniture, fixtures and computers	263	351	351
Construction in-progress	—	795	3,277
	46,476	51,164	53,747
Accumulated depreciation	38,386	41,620	43,286
	$8,090	$9,544	$10,461

NOTE 5 - Leases
During 2012, the Southeast Operations entered into capital leases for certain of its equipment. The gross amount of equipment under capital leases and the related accumulated depreciation, included as a component of property, plant and equipment, at December 30, 2012 were as follows (dollars in thousands):

Equipment	$112
Accumulated depreciation	(10)
$102
As of December 30, 2012, the minimum annual rental payments under the terms of its leases which expire at various dates through 2015 are as follows (dollars in thousands):

	Capital	Operating
Calendar years ending December 31:
2013	$55	$120
2014	24	115
2015	5	90
Thereafter	—	—
Total minimum lease payments	84	$325
Less amounts representing interest	(4)
Present value of net capital lease payments	$80
Rent expense for the year ended December 30, 2012 was $0.4 million.

NOTE 6 - Benefit Plans
Subject to certain restrictions, bargaining unit employees may participate in a multi-employer pension plan provided and administered by the IAM AFL/CIO, for which Moncure provided a contribution. In 2012, Moncure's bargaining unit employees voted to decertify the union. As a result, Moncure has ceased making contributions. The multi-employer plan information is as follows:

Pension Fund	EIN	Pension Protection Act 2012	FIP/RP Status	Contributions in Millions of Dollars 2012	Surcharge Imposed	Expiration Date
IAM National Pension Fund	51-6031295	Green as of March 2012	None	$0.1	No	N/A
The Parent has a 401(k) plan for non-bargaining unit employees. The Parent is not obligated to make contributions to the plan; however, the plan documents do allow the Parent to make employer contributions to the plan at its discretion. For the year ended December 30, 2012, no employer contributions were made.

NOTE 7 - Related Party Transactions
Affiliated Sales/Purchases
Southeast Operations may sell or buy goods with other subsidiaries of the Parent and certain affiliates of Atlas Holdings, a debt and equity holder of the Parent, in the normal course of business.  For the year ended December 30, 2012, the Southeast Operations sold $7 thousand of product to a subsidiary of the Parent and $2.4 million of product to Atlas affiliates.  During 2012, $15 thousand of product was purchased from a subsidiary of the Parent and no purchase transactions were recorded from Atlas affiliates. For the six month period ended June 30, 2013, the Southeast Operations sold $19 thousand of product to a subsidiary of the Parent and $1.1 million of product to Atlas affiliates. During the six month period no products were purchased from a subsidiary of the Parent or Atlas affiliates.

NOTE 8 - Commitments and Contingencies
In connection with the acquisition of the Southeast Operations in 2004, the Parent agreed to indemnify the previous owners for any damages incurred in connection with certain environmental liabilities, if any, relating to or arising from environmental conditions that occur on the acquired properties after the Parent acquired them. The terms of the indemnifications are not limited as to the maximum potential future payments under said indemnification provisions and continue in perpetuity. As of the dates of acquisition and through December 30, 2012 and through the six month ended June 30, 2013 (unaudited), there are no obligations that have arisen in association with these indemnifications.
In the ordinary course of business, the Southeast Operations is involved in various claims and/or legal proceedings. In the opinion of management, the Southeast Operations believes it has adequate legal defenses with respect to each of these actions, and resolution of these matters is not expected to have a material adverse effect on the financial condition, results of operations or cash flows of the Southeast Operations.